Exhibit 5.1

September 30, 2009	ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com CLIENT/MATTER NUMBER
031613-0182

Alliant Energy Corporation

4902 North Biltmore Lane

Madison, WI 53718

Ladies and Gentlemen:

We have acted as counsel for Alliant Energy Corporation, a Wisconsin corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (Registration No. 333-162214) (the “Registration Statement”), including the prospectus constituting a part thereof, dated September 30, 2009, and the supplement to the prospectus, dated September 30, 2009 (collectively, the “Prospectus”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Company of $250 million aggregate principal amount of the Company’s 4.00% Senior Notes due 2014 (the “Senior Notes”) in the manner set forth in the Registration Statement and the Prospectus. The Senior Notes will be issued under a Senior Note Indenture, dated as of September 30, 2009 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and the Officer’s Certificate, dated September 30, 2009 (the “Officer’s Certificate”), establishing the terms and providing for the issuance of the Senior Notes.

As counsel to the Company in connection with the proposed issue and sale of the Senior Notes, we have examined: (i) the Registration Statement, including the Prospectus and the exhibits (including those incorporated by reference), each constituting a part of the Registration Statement; (ii) the Company’s Restated Articles of Incorporation and Restated Bylaws, each as amended to date; (iii) the Indenture and the Officer’s Certificate; and (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Based upon and subject to the foregoing, assuming that the Indenture has been duly authorized, executed and delivered by, and represents the valid and binding obligation of, the Trustee, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Senior Notes, when executed, authenticated and issued in accordance with the

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Alliant Energy Corporation

September 30, 2009

Indenture and the Officer’s Certificate and in the manner and for the consideration contemplated by the Registration Statement and the Prospectus, will be legally issued and valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law); except, however, for the possibility that certain provisions of the Senior Notes may not be enforceable, although the inclusion of such provisions does not affect the validity of the Senior Notes, and the Senior Notes contain legally adequate provisions for the realization of the principal legal rights and benefits offered thereby.

We hereby consent to the deemed incorporation by reference of this opinion into the Registration Statement and the Prospectus and to the references to our firm therein. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/S/ FOLEY & LARDNER LLP